Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 1, 2011, with respect to the consolidated financial statements and schedule of The Nielsen Company B.V. in the Registration Statement (Form S-4) and related Prospectus of Nielsen Finance LLC and Nielsen Finance Co. for the registration of $1,080,000,000 of their 7.75% senior notes due 2018.

                                             /s/ Ernst & Young LLP

New York, NY

June 30, 2011